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                 [LETTERHEAD OF MINKIN & SNYDER APPEARS HERE]

                                                                     EXHIBIT 5.1

                                 June 28, 1999

iXL Enterprises, Inc.
1888 Emery Street
Atlanta, GA 30318


     Re:  iXL Enterprises, Inc. Registration Statement on Form S-4
          (No. 333-______)


Ladies and Gentlemen:

     We have acted as counsel for iXL Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the offering (the "Offering") by the Company of 4,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company pursuant to the Registration Statement of the Company on Form S-4 (No. 333-_____) (as further amended and supplemented, the "Registration Statement").

     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.
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Law Offices
Minkin & Snyder
Page 2

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements")) will be duly authorized, validly issued, fully paid and non-assessable, assuming (a) that at least par value will be paid for the Shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of the Company, and (c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Yours very truly,

                                     Minkin & Snyder, a professional corporation

                                     By: /s/ James S. Altenbach
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                                         Vice President